Exhibit 99.906CERT

Redwood Private Real Estate Debt Fund

Exhibit 19(b) to Form N-CSR

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Michael T. Messinger, President & Principal Executive Officer of the Redwood Private Real Estate Debt Fund, certify to my knowledge that:

1.	The N-CSR of the registrant for the period ended June 30, 2025 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant for the stated period.

/s/ Michael T. Messinger

By: Michael T. Messinger

President & Principal Executive Officer

Date: September 5, 2025

I, Richard M. Duff, Treasurer & Principal Financial Officer of the Redwood Private Real Estate Debt Fund, certify to my knowledge that:

1.	The N-CSR of the registrant for the period ended June 30, 2025 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant for the stated period.

/s/ Richard M. Duff

Richard M. Duff

Treasurer & Principal Financial Officer

Date: September 5, 2025

These certifications are being furnished to the Securities and Exchange Commission solely pursuant to Rule 30a-2(b) under the 1940 Act, and 18 U.S.C. (S) 1350 and are not being filed as part of the Form N-CSR with the Securities and Exchange Commission.

A signed original of this written statement required by Section 906 has been provided to the Redwood Private Real Estate Debt Fund and will be retained by the Redwood Private Real Estate Debt Fund and furnished to the Securities and Exchange Commission or its staff upon request.